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                                                                    Exhibit 16.1

Ernst & Young LLP       55 Almaden Boulevard            Phone:   408 947 5500
                        San Jose, CA 95113              Fax:     408 294 2744
                                                        Telex:   701974


 July 21, 1998

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, DC 20549

 Gentlemen:

 We have read Item 4 of Form 8-K dated July 21, 1998 of Therma-Wave, Inc. and are in agreement with the statement contained in the first sentence of the first paragraph and the statements in the second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                                   Very truly yours,


                                                   /s/ Ernst & Young LLP
                                                   Ernst & Young LLP